Exhibit 3.3

BYLAWS
OF

UFI ACQUISITION, INC.

Incorporated under the Laws of the State of Delaware

ARTICLE I

Corporate Offices

1.             Registered Office. The registered office of UFI Acquisition, Inc. (the “Corporation”) shall be fixed in the Corporation’s Certificate of Incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

2.             Other Offices. The Corporation’s Board of Directors (the “Board”) may at any time establish other offices at any place or places.

ARTICLE II

Stockholders’ Meetings

1.             Places of Meetings. All meetings of stockholders shall be held at such place or places in or outside of the State of Delaware as the Board may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the Delaware General Corporation Law, as it presently exists or may hereafter be amended (the “DGCL”). The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the DGCL. In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.             Annual Meetings. Unless otherwise determined from time to time by the Board, the annual meeting of stockholders shall be held each year for the election of directors and the transaction of such other business as may properly come before the meeting on the last Tuesday in the fourth month following the close of the fiscal year of the Corporation commencing at some time between 10 A.M. and 3 P.M., if not a legal holiday, and if such day is a legal holiday, then the annual meeting shall be held on the day following at the same time. If the annual meeting is not held on the date designated, it may be held as soon thereafter as convenient and shall be called the annual meeting. Written notice of the time and place of the annual meeting shall be given (a) personally, (b) by mail or facsimile at the stockholder’s address as it appears on the records of the Corporation or (c) by a form of electronic transmission to which the stockholder has consented not less than the minimum nor more than the maximum number of days permitted under the DGCL prior to the scheduled date thereof, unless such notice is waived as provided by Section 2 of Article VIII of these Bylaws.

3.             Special Meetings. A special meeting of stockholders may be called at any time at the request of any member of the Board or the chief executive officer, and shall be called by the chief executive officer or the secretary or an assistant secretary at the written request of the holders of at least 25% of the total number of shares of stock then outstanding and entitled to vote, stating the specific purpose or purposes thereof. Written notice of the time, place and specific purposes of such meetings shall be given (a) personally, (b) by mail or facsimile at the stockholder’s address as it appears on the records of the Corporation or (c) by a form of electronic transmission to which the stockholder has consented not less than 10 days nor more than 60 days prior to the scheduled date thereof, unless such notice is waived as provided in Section 2 of Article VIII of these Bylaws. Nothing contained in this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of any member of the Board or the chief executive officer may be held.

4.             Meetings Without Notice. Meetings of the stockholders may be held at any time without notice when all the stockholders entitled to vote thereat are present in person or by proxy.

5.             Voting. At all meetings of stockholders, each stockholder entitled to vote on the record date as determined under Section 8 of this Article, or if not so determined as prescribed under the DGCL, shall be entitled to one vote for each share of stock standing on record in his, her or its name, subject to any restrictions, qualifications or other provisions set forth in the Certificate of Incorporation.

6.             Quorum. At any stockholders’ meeting, a majority of the number of shares of stock outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum of the stockholders for, and the votes that shall be necessary for, the transaction of any business, unless the representation of a larger number of shares shall be required by the DGCL, the Certificate of Incorporation, any stockholders’ agreement to which the Corporation is a party or these Bylaws, in which case the representation of the number of shares so required shall constitute a quorum; provided that at any meeting of stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority in number of the total outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum for purposes of such class vote unless the representation of a larger number of shares of such class shall be required by the DGCL, the Certificate of Incorporation, any stockholders’ agreement to which the Corporation is a party or these Bylaws.

7.             Adjourned Meetings. Whether or not a quorum shall be present in person or represented at any meeting of stockholders, the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting may adjourn such meeting from time to time; provided, however, that if the holders of any class of stock of the Corporation are entitled to vote separately as a class upon any matter at such meeting, any adjournment of the meeting in respect of action by such class upon such matter shall be determined by the holders of a majority of the shares of such class present in person or represented by proxy and entitled to vote at such meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and the place, if any, thereof, or the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders or the holder of any class of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been transacted by them at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

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8.             Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix in advance a record date which, in the case of a meeting, shall not be less than the minimum nor more than the maximum number of days prior to the scheduled date of such meeting permitted under the DGCL and which, in the case of any other action, shall be not more than the maximum number of days permitted under the DGCL. If no such record date is fixed by the Board, the record date shall be that prescribed by the DGCL. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

9.             List of Stockholders. At least 10 days before every meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of, and the number of shares registered in the name of, each stockholder, shall be prepared by the secretary or the transfer agent in charge of the stock ledger of the Corporation. Such list shall be open for examination by any stockholder as required by the DGCL. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

10.           Consents in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation or by the DGCL, any action required by the DGCL to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if: (a) a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (b) prompt notice of the taking of such action by less than unanimous written consent is given to the other stockholders to the extent and in the manner required by the DGCL.

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ARTICLE III

Board of Directors

1.             Number and Qualification. A board of directors shall be elected at each annual meeting of stockholders, each director so elected to serve until the election and qualification of his or her successor or until his or her earlier death, resignation or removal as provided in these Bylaws. Subject to the terms of the Certificate of Incorporation and any stockholders’ agreement to which the Corporation is a party, the number of directors shall be such as may be determined from time to time by the Board. As of the date of the initial adoption of these Bylaws, the Board shall consist of three directors. In case of any increase in the number of directors between elections by the stockholders, the additional directorships shall be considered vacancies and, except as otherwise required by the Certificate of Incorporation or any stockholders’ agreement to which the Corporation is a party, shall be filled in the manner prescribed in Section 10 of this Article. No reduction of the authorized number of directors shall have the effect of removing any director before his or her term of office expires. Directors need not be stockholders.

2.             Powers. The business and affairs of the Corporation shall be carried on by or under the direction of the Board, which shall have all the powers authorized by the DGCL, subject to such limitations as may be provided by the Certificate of Incorporation, any stockholders’ agreement to which the Corporation is a party or these Bylaws.

3.             Compensation. The Board may from time to time by resolution authorize the payment of fees or other compensation to the directors for services to the Corporation, including, but not limited to, fees for attendance at all meetings of the Board or of the executive or other committees, and determine the amount of such fees and compensation. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the Board or the executive committee.

4.             Meetings and Quorum. Meetings of the Board may be held either in or outside of the State of Delaware. Subject to the terms of the Certificate of Incorporation, a quorum shall be a majority of the directors then in office, unless a Board of one director is authorized under the DGCL, in which event one director shall constitute a quorum. A director will be considered present at a meeting, even though not physically present, to the extent and in the manner authorized by the DGCL. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

The Board elected at any annual stockholders’ meeting shall, at the close of that meeting and without further notice if a quorum of directors be then present, or as soon thereafter as may be convenient, hold a meeting for the election of officers and the transaction of any other business. Subject to the terms of the Certificate of Incorporation, at such meeting the Board shall elect a chief executive officer, a president and a secretary, and such other officers as it may deem proper, none of whom except the chairman of the Board, if elected, need be members of the Board. The Board may from time to time provide for the holding of regular meetings with or without notice and may fix the times and places at which such meetings are to be held. Meetings other than regular meetings may be called at any time by the chief executive officer or by the secretary or an assistant secretary upon the written request of any director.

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Notice of each meeting, other than a regular meeting (unless required by the Board), shall be given to each director by mailing the same to each director at his or her residence or business address at least two days before the meeting or by delivering the same to him or her personally or by telephone, e-mail or facsimile at least one day before the meeting unless, in case of exigency, the chairman of the Board, the chief executive officer or the secretary shall prescribe a shorter notice to be given personally or by telephone, e-mail or facsimile to all or any one or more of the directors at their respective residences or places of business. Notice of any meeting shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by the DGCL, the Certificate of Incorporation, any agreement to which the Corporation is a party or these Bylaws.

5.             Executive Committee. Subject to the terms of any stockholders’ agreement to which the Corporation is a party, the Board may, by resolution passed by a majority of the Board, provide for an executive committee of two or more directors and shall elect the members thereof to serve at the pleasure of the Board and may designate one of such members to act as chairman. Subject to the terms of any stockholders’ agreement to which the Corporation is a party, the Board may at any time change the membership of the committee, fill vacancies in it, designate alternate members to replace any absent or disqualified members at any meeting of the executive committee, or dissolve it.

During the intervals between the meetings of the Board, the executive committee shall possess and may exercise any or all of the powers of the Board in the management or direction of the business and affairs of the Corporation and under these Bylaws to the extent authorized by resolution adopted by a majority of the Board and subject to such limitations as may be imposed by the DGCL and the Certificate of Incorporation.

The executive committee may determine its rules of procedure and the notice to be given of its meetings, and it may appoint such committees and assistants as it shall from time to time deem necessary or advisable. Subject to the terms of the Certificate of Incorporation, a majority of the members of the committee shall constitute a quorum.

6.             Other Committees. Subject to the terms of the Certificate of Incorporation, the Board may by resolution provide for such other committees as it deems desirable and may discontinue the same at its pleasure. Each such committee shall have the powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board. No such committee, however, shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopt, amend or repeal any Bylaw of the Corporation.

7.             Meetings by Remote Communications. Any one or more members of the Board or any committee thereof may participate in meetings by means of a telephonic conference or similar remote communications by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person of the meeting.

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8.             Action Without Meetings. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting to the extent and in the manner authorized by the DGCL.

9.             Removal of Directors. Unless otherwise restricted by statute, the Certificate of Incorporation, any stockholders’ agreement to which the Corporation is a party or these Bylaws, any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

10.           Vacancies. Except as otherwise provided in the Certificate of Incorporation, any stockholders’ agreement to which the Corporation is a party or these Bylaws, a vacancy in any directorship occurring by reason of death, resignation, removal, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board.

ARTICLE IV

Officers

1.             Titles and Election. The officers of the Corporation shall be comprised of a chief executive officer, a president and a secretary, who shall initially be elected as soon as convenient by the Board and, thereafter, in the absence of earlier resignations or removals, shall be elected at the first meeting of the Board following each annual stockholders’ meeting, each of whom shall hold office at the pleasure of the Board except as may otherwise be approved by the Board or the executive committee, or until his or her earlier death, resignation or removal under these Bylaws. Any person may hold more than one office if the duties can be consistently performed by the same person, to the extent permitted by the DGCL. Subject to the terms of the Certificate of Incorporation, any stockholders’ agreement to which the Corporation is a party or these Bylaws, the Board, in its discretion, may also at any time elect or appoint a chairman of the Board (who shall be a director), a chief financial officer and one or more vice presidents, assistant secretaries, treasurers and assistant treasurers and such other officers as it may deem advisable, each of whom shall hold office at the pleasure of the Board, except as may otherwise be approved by the Board or the executive committee, or until his or her earlier death, resignation, removal or other termination of employment as shall be prescribed or determined by the chief executive officer. The Board may require any officer or other employee or agent to give bond for the faithful performance of his or her duties in such form and with such sureties as the Board may require.

2.             Duties. Subject to such extension, limitations and other provisions as the Board, the Certificate of Incorporation or these Bylaws may from time to time prescribe or determine, the following officers shall have the following powers and duties:

(a)          Chairman of the Board. The chairman of the Board, when present, shall preside at all meetings of the stockholders and of the Board and shall have such other powers and perform such other duties as the Board may prescribe from time to time.

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(b)          Chief Executive Officer. Subject to the authority of the Board, the chief executive officer shall have general supervision and control of the Corporation’s business and shall exercise the powers and authority and perform the duties commonly incident to his or her office and shall, in the absence of the chairman of the Board, preside at all meetings of the stockholders and of the Board if he or she is a director, and shall perform such duties as the Board shall specify from time to time. The chief executive officer, unless some other person is thereunto specifically authorized by the Board, shall have authority to sign all bonds, debentures, promissory notes, deeds and contracts of the Corporation.

(c)          President. The president shall perform such duties as may be assigned to him or her from time to time by the Board or the chief executive officer. In the absence or disability of the chief executive officer, the president may, unless otherwise determined by the Board, exercise the powers and perform the duties pertaining to the office of chief executive officer.

(d)          Vice President(s). The vice president or vice presidents shall perform such duties as may be assigned to them from time to time by the Board, the chief executive officer or the president.

(e)          Chief Financial Officer. The chief financial officer shall perform such duties as may be assigned to him or her from time to time by the Board, the chief executive officer or the president.

(f)          Treasurer. The treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, shall keep or cause to be kept regular books of account for the Corporation and shall perform such other duties and possess such other powers as are incident to the office of treasurer or as are assigned to him or her by the chief executive officer, the president or the Board.

(g)          Assistant Treasurer(s). During the absence or disability of the treasurer, the assistant treasurer, if one is elected, or if there are more than one, the one so designated by the treasurer, the chief executive officer, the president or the Board shall have all the powers and functions of the treasurer.

(h)          Secretary. The secretary shall cause notices of all meetings to be served as prescribed in these Bylaws or by statute, shall keep or cause to be kept the minutes of all meetings of the stockholders and of the Board, shall have charge of the corporate records and seal of the Corporation and shall keep a register of the post office address of each stockholder which shall be furnished to him or her by such stockholder. He or she shall perform such other duties and possess such other powers as are incident to the office of secretary or as are assigned by the chief executive officer, the president or the Board.

(i)          Assistant Secretaries. During the absence or disability of the secretary, the assistant secretary, if one is elected, or if there are more than one, the one so designated by the secretary, the chief executive officer, the president or the Board shall have all the powers and functions of the secretary.

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3.             Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that may seem sufficient to the Board, the Board may delegate the powers and duties of such officer, for the time being, to any other officer, or to any director.

ARTICLE V

Stock Certificates

1.             Certificates Representing Stock. Certificates representing stock in the Corporation shall be signed by, or in the name of, the Corporation by the chairman of the Board, president or any vice president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary. Any or all of the signatures on any such certificate may be a facsimile if authorized under the DGCL.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before the certificate has been issued, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

2.             Transfer of Stock. Subject to the terms of any stockholders’ agreement to which the Corporation is a party, shares of the capital stock of the Corporation shall be transferable only upon the books of the Corporation upon the surrender of the certificate or certificates properly assigned and endorsed for transfer. If the Corporation has a transfer agent or agents or transfer clerk and registrar of transfers acting on its behalf, the signature of any officer or representative thereof may be in facsimile. The Board or chief executive officer may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars of transfer and may make or authorize the transfer agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock in any manner not prohibited by the DGCL.

3.             Lost Certificates. Subject to the terms of any agreement to which the Corporation is a party, in case of loss or mutilation or destruction of a stock certificate, a duplicate certificate may be issued upon such terms as may be determined or authorized by the Board or the executive committee or by the chief executive officer if the Board or the executive committee does not do so.

ARTICLE VI

Fiscal Year, Bank Deposits, Checks, etc.

1.             Fiscal Year. The fiscal year of the Corporation shall commence or end at such time as the Board may designate.

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2.             Bank Deposits, Checks, etc. The funds of the Corporation shall be deposited in the name of the Corporation or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the Board or the executive committee, or by such officer or officers as the Board or the executive committee may authorize to make such designations. All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the Board or the executive committee. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.

ARTICLE VII

Books and Records

1.             Location of Books. Unless otherwise expressly required by applicable law, the books and records of the Corporation may be kept outside of the State of Delaware.

2.             Examination of Books. Except as may otherwise be provided by the DGCL, the Certificate of Incorporation, any agreement to which the Corporation is a party or these Bylaws, the Board shall have power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the Corporation are to be open to the inspection of any stockholder. No stockholder shall have any right to inspect any account or book or document of the Corporation except as prescribed by statute or authorized by express resolution of the stockholders or of the Board, or as set forth in any agreement to which the Corporation is a party.

ARTICLE VIII

Notices

1.             Requirements of Notice. Whenever notice is required to be given by statute, the Certificate of Incorporation or these Bylaws, it shall not mean personal notice unless so specified, but such notice may be given by telegram, cable, facsimile or electronic transmission or in writing by depositing the same in a post office, letter box, or mail chute postpaid and addressed to the person to whom such notice is directed at the address of such person on the records of the Corporation, and such notice shall be deemed given at the time when the same shall be thus mailed.

2.             Waivers. Any stockholder, director or officer may, in writing or by telegram, cable, facsimile or electronic transmission at any time waive any notice or other formality required by statute, the Certificate of Incorporation or these Bylaws. Such waiver of notice, whether given before or after any meeting or action, shall be deemed equivalent to notice. Presence of a stockholder either in person or by proxy at any stockholders’ meeting and presence of any director at any meeting of the Board shall constitute a waiver of such notice as may be required by any statute, the Certificate of Incorporation or these Bylaws.

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ARTICLE IX

Notice by Electronic Transmission

1.             Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and (b) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the previous preceding paragraph shall be deemed given:

(a)          if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(b)          if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(c)          if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and

(d)          if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.             Definition Of Electronic Transmission. An "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

3.             Inapplicability. Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

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ARTICLE X

Powers of Attorney

The Board or the executive committee may authorize one or more of the officers of the Corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the Corporation, with or without power of substitution.

In the absence of any action by the Board or the executive committee, the chief executive officer or the secretary may execute for and on behalf of the Corporation waivers of notice of stockholders’ meetings and proxies for such meetings in any company in which the Corporation may hold voting securities.

ARTICLE XI

Indemnification

1.             Indemnification of Directors and Officers. The Corporation shall indemnify, to the fullest extent permitted by the DGCL, any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust, non-profit entity or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any Proceeding, if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any Proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the director or officer did not act in good faith and in a manner which the director or officer reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any Proceeding, had reasonable cause to believe that his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (a) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. The Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board.

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2.             Indemnification of Others. The Corporation shall have the power to indemnify, to the extent permitted by the DGCL, any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, non-profit entity or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees) judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any Proceeding, had reasonable cause to believe the person’s conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (a) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

3.             Prepayment of Expenses. The Corporation shall pay the expenses incurred by any officer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a person in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it shall ultimately be determined that the person is not entitled to be indemnified under this Article XI or otherwise.

4.             Determination; Claim. If a claim for indemnification or payment of expenses under this Article XI is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.

5.             Non-Exclusivity of Rights. The rights conferred on any person by this Article XI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, any provision of the Certificate of Incorporation, these Bylaws, any agreement to which the Corporation is a party, or any vote of stockholders or disinterested directors or otherwise.

6.             Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, non-profit entity or other enterprise, including service with respect to employee benefit plans, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

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7.             Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, non-profit entity or other enterprise, including service with respect to employee benefit plans, shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, non-profit entity or other enterprise.

8.             Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE XII

Amendments

Subject to the provisions of the DGCL, the Certificate of Incorporation and any stockholders’ agreement to which the Corporation is a party, the power to adopt, amend or repeal these Bylaws shall be in the stockholders entitled to vote. Such power shall also be conferred upon the Board, but the fact that such power has been so conferred upon the Board shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal the Bylaws.

ARTICLE XIII

Conflicts

In the event of any conflict between these Bylaws and the Certificate of Incorporation, the Certificate of Incorporation shall govern.

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